UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 22, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 22, 2010, Retail Opportunity Investments Corp. (the "Company") entered into a purchase and sale agreement (the "Purchase Agreement") with Mission Center, LLC (the "Seller") to acquire a grocery anchored shopping center located in Oceanside, California ("Marketplace Del Rio") for an aggregate purchase price of $36 million to be paid in cash at closing.

Marketplace Del Rio is a 177,136 square foot grocery and drug anchored neighborhood shopping center located in an area with a population of approximately 229,000 within a five mile radius and a median household income of approximately $70,982.  The property is currently 90.73% occupied and anchored by a 34,000 square foot Stater Brothers Market and a 12,722 square foot Walgreens.

The Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of Marketplace Del Rio remains subject to customary closing conditions, including a 14-day due diligence period.  The Company has paid to the Seller an initial deposit of $250,000.  If the Company waives certain conditions as set forth in the Purchase Agreement, the Company will pay an additional $250,000 deposit.  The deposit of $500,000 is nonrefundable except under certain circumstances, such as if the closing conditions are not timely satisfied or waived by the Company, in writing, or if the transaction fails to close as a result of a casualty, condemnation, or default by the Seller.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated:  November 29, 2010                                                                 By:  /s/ John B. Roche
John B. Roche
Chief Financial Officer